United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                            June 27, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

             1-6479-1

Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                    New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 3-Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

On June 27, 2007, Overseas Shipholding Group, Inc. (the "Registrant") and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, LLC) (the "Rights Agent"), the registrar and transfer agent for the Registrant's common stock, entered into an Amendment to the Rights Agreement between the parties originally filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed November 9, 1998. The Amendment revises the definition of "Acquiring Person" to increase from 10% to 15% the minimum percentage of the Registrant's common stock a person or entity may own before triggering the separation of the Rights from the Registrant's Common Stock. The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, a copy of which is filed with this Form 8-K as an exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

          (d) Exhibits

Exhibit No.	Description
4.1

Amendment to Rights Agreement, dated as of June 25, 2007, between the Registrant and Mellon Investor Services LLC, a New Jersey limited liability company, formerly known as ChaseMellon Shareholder Services, LLC, as Rights Agent

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: June 27, 2007	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary